As filed with the Securities and Exchange Commission on March 15, 1994
                                                   Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      and
                         POST-EFFECTIVE AMENDMENT NO. 1
                                      and
                         POST-EFFECTIVE AMENDMENT NO. 2
                                      and
                         POST-EFFECTIVE AMENDMENT NO. 3
                                     Under
                           THE SECURITIES ACT OF 1933
                            ------------------------
                          The CIT Group Holdings, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                        13-2994534
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                          1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 536-1950
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                ERNEST D. STEIN
             Executive Vice President, General Counsel & Secretary
                          The CIT Group Holdings, Inc.
                                 650 CIT Drive
                          Livingston, New Jersey 07039
                                 (201) 740-5465
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                  Please send copies of all communications to:
                                JANET C. WALDEN
                              Schulte Roth & Zabel
                                900 Third Avenue
                            New York, New York 10022
                            ------------------------
        Approximate date of commencement of proposed sale to the public:
        When market conditions warrant after the effective date of this
                            Registration Statement.
                            ------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                              Proposed           Proposed
                                            Amount             maximum            maximum           Amount of
 Title of each class of securities           to be         offering price        aggregate        registration
         to be registered                 registered          per unit        offering price           fee
- ---------------------------------------------------------------------------------------------------------------
Senior/Senior Subordinated
   Debt Securities...................  $4,000,000,000(1)       100%(2)       $4,000,000,000(2)     $1,379,310
===============================================================================================================

(1) If any Debt Securities are issued (i) with a principal amount denominated in a foreign currency, such principal amount as shall result in an aggregate initial offering price the equivalent of U.S. $4,000,000,000 at the time of initial offering, or (ii) at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $4,000,000,000.

(2)  Estimated solely for the purpose of determining the registration fee.

                                                   (continued on following page)

(continued from previous page)

                            ------------------------

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined prospectus that also relates to (a) $97,000,000 principal amount of Debt Securities registered on Form S-3, Registration No. 33-42529, which was declared effective on September 10, 1991, as amended by Post-Effective Amendment No. 1, which was declared effective on August 28, 1992, as further amended by Post-Effective Amendment No. 2, which was declared effective on March 15, 1993, (b) $450,000,000 principal amount of Debt Securities registered on Form S-3, Registration No. 33-50666, which was declared effective on August 28, 1993, as amended by Post-Effective Amendment No. 1, which was declared effective on March 15, 1993, and (c) $1,414,000,000 principal amount of Debt Securities registered on Form S-3, Registration No. 33-58418, which was declared effective on March 15, 1993. This Registration Statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-3, Registration No. 33-42529, Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-3, Registration No. 33-50666, and Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3, Registration No. 33-58418, and each such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED MARCH 15, 1994

                          The CIT Group Holdings, Inc.
                                Debt Securities

                            ------------------------


     The CIT Group Holdings, Inc. (the "Corporation") intends to issue from time to time, in one or more series, debt securities (the "Debt Securities"), which may be either senior ("Senior Securities") or senior subordinated (the "Senior Subordinated Securities") in priority of payment, with an aggregate initial offering price not to exceed $5,961,000,000 (or (i) if the principal of the Debt Securities is denominated in a foreign currency, the equivalent thereof at the time of offering, or (ii) if the Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $5,961,000,000). Each Debt Security will be a direct, unsecured obligation of the Corporation and will be offered to the public on terms determined by market conditions at the time of sale. The Corporation may sell its Debt Securities (i) directly to purchasers, (ii) through agents designated from time to time, (iii) to dealers, or (iv) through an underwriter or a group of underwriters. The Debt Securities may be issued in one or more series with the same or various terms. The specific designation, aggregate principal amount, currency of payment, authorized denominations, purchase price, maturity, rate and time of payment of any interest, any redemption terms, the designation of each Trustee acting under the applicable Indenture, any listing on a securities exchange, or other specific terms of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") will be set forth in the accompanying supplement to the Prospectus (the "Prospectus Supplement"), together with the terms of offering of the Offered Debt Securities. The Corporation reserves the sole right to accept and either in its sole discretion or together with its agents from time to time to reject, in whole or in part, any proposed purchase of Offered Debt Securities.

     If any agents of the Corporation or any dealers or underwriters are involved in the sale of the Offered Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers, or underwriters and any applicable agent's commission, dealer's purchase price, or underwriter's discount will be set forth in or may be calculated from the Prospectus Supplement. The net proceeds to the Corporation from such sale will be (i) the purchase price of such Offered Debt Securities less such commission in the case of an agent, (ii) the purchase price of such Offered Debt Securities in the case of a dealer, or (iii) the public offering price less such discount in the case of an underwriter and less, in each case, other applicable issuance expenses. See "Plan of Distribution" for possible indemnification arrangements with agents, dealers, and underwriters.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is March  , 1994.

     No salesman or any other person has been authorized by the Corporation or any dealer, agent, or underwriter to give any information or to make any representation, other than as contained in this Prospectus, the Prospectus Supplement or the documents incorporated by reference, in connection with the offer contained in this Prospectus and the Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and the Prospectus Supplement do not constitute any offer by any dealer, agent or underwriter to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful for such dealer, agent or underwriter to make such offer or solicitation in such state. Neither the delivery of this Prospectus and the Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Corporation and its subsidiaries since the date of the information contained herein.

                            -----------------------

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of the Corporation's securities are listed on the New York Stock Exchange and reports and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by the Corporation are incorporated by reference in this Prospectus:

          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1992;

          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993; and

          (c) The Corporation's Current Reports on Form 8-K dated January 13, 1993, April 13, 1993, July 12, 1993, October 14, 1993, November 9, 1993,
     January 14, 1994 and February 28, 1994.

     All documents filed by the Corporation pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:
                                   Corporate Secretary
                                   The CIT Group Holdings, Inc.
                                   1211 Avenue of the Americas
                                   New York, New York 10036
                                   (212) 536-1950

                                THE CORPORATION

     The CIT Group Holdings, Inc. (the "Corporation"), a Delaware corporation, is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. The Corporation, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. The Corporation provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies. While these secured lending activities reduce the risk of losses from extending credit, the Corporation's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk, and government regulation and supervision. The Corporation does not finance the development or construction of commercial real estate. The Corporation has eight strategic business units, seven of which offer corporate financing, dealer and manufacturer financing, and factoring products and services to clients, and an eighth strategic business unit which commenced operations in the last quarter of 1992 offering consumer second mortgage financing and which is planning to offer home equity lines of credit to consumers in early 1994.

     Effective at year-end 1989, The Dai-Ichi Kangyo Bank, Limited ("DKB") purchased sixty percent (60%) of the issued and outstanding shares of common stock of the Corporation from Manufacturers Hanover Corporation ("MHC"). MHC retained a forty percent (40%) common stock interest in the Corporation. Effective March 29, 1990, MHC transferred its forty percent (40%) common stock interest in the Corporation to MHC Holdings (Delaware) Inc., a wholly-owned subsidiary of MHC ("MHC Holdings"). On December 31, 1991, MHC and Chemical Banking Corporation merged in a stock-for-stock transaction. The merged corporation is called Chemical Banking Corporation ("CBC"). CBC retains a forty percent (40%) common stock interest in the Corporation through MHC Holdings.

     In accordance with a stockholders agreement among DKB, CBC, as successor to MHC, and the Corporation (the "Stockholders Agreement"), the Corporation amended its Certificate of Incorporation and its By-Laws in conformity therewith. Pursuant to the Stockholders Agreement, immediately after MHC sold the sixty percent (60%) interest in the Corporation to DKB, the stockholders elected a new Board of Directors comprised of the President and Chief Executive Officer and the Vice Chairman of the Corporation, six nominees designated by DKB, and two nominees designated by MHC. The Stockholders Agreement also contains provisions for the management of the Corporation, majority voting by DKB on the Corporation's Executive Committee, consent of MHC Holdings with respect to major corporate and business changes, and restrictions with respect to the transfer of the stock of the Corporation to third parties.


Corporate Finance Group

     The Corporation's Corporate Finance Group is comprised of Business Credit, Capital Equipment Financing and Credit Finance.

     The CIT Group/Business Credit offers revolving and term loans secured by accounts receivable, inventories and fixed assets to medium and larger-sized companies. Such loans are used by clients primarily for acquisitions and refinancings. It also offers specialty financing for companies in the paper, printing and chemical industries and debtor-in-possession and workout financing for turnaround situations. The CIT Group/Business Credit sells participation interests in such loans to other lenders and will occasionally purchase participation interests in such loans originated by other lenders. Business is developed through direct calling efforts and through other sources originated by individual new business development officers. The CIT Group/Business Credit is headquartered in New York City, with sales offices in New York, Chicago, Dallas, Los Angeles, and Atlanta.

     The CIT Group/Capital Equipment Financing specializes in customized secured financing and leasing of equipment in larger transactions, including single investor leases and the debt and equity portions of leveraged leases for major capital equipment such as aircraft, rail cars, maritime shipping, and containers and chassis, for its own account and for syndications. Such business is developed directly with large companies and through third parties. The CIT Group/Capital Equipment Financing also provides secured financing and leasing products to middle-market and larger companies seeking medium and longer term financings. Such transactions are developed through direct calling efforts and financial intermediaries. Financing products include direct secured loans, sale and leaseback arrangements, and project financings. Two business groups within The CIT Group/Capital Equipment Financing augment its marketing efforts and provide services relating to its areas of expertise. The first group, The CIT Group/Capital Investments, acts as an agent, broker, and advisor in financing and leasing transactions. The CIT Group/Capital Investments is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. The second group, The CIT Group/Asset Management, received approval in December 1992 from the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") to provide asset management services to financial institutions and certain non-financial institutions for equipment financing transactions and portfolios. The CIT Group/Capital Equipment Financing is headquartered in New York City, with sales offices in eight cities, including New York, Chicago and Los Angeles.

     The CIT Group/Credit Finance offers revolving and term loans to small and medium-sized companies secured by accounts receivable, inventories, and fixed assets. Such loans are used by clients for working capital and in refinancings, acquisitions, and leveraged buyouts. The CIT Group/Credit Finance also offers financing for reorganizations, restructurings, and Chapter 11 situations. Business is developed through direct calling efforts and through other sources developed by individual new business development officers. The CIT Group/Credit Finance is headquartered in New York City, with sales offices in ten cities, including New York, Chicago and Los Angeles.

Dealer and Manufacturer Financing Group

     The Corporation's Dealer and Manufacturer Financing Group is comprised of Industrial Financing, Sales Financing, and Consumer Finance.

     The CIT Group/Industrial Financing offers secured equipment financing products, including direct secured loans, leases, secured lines of credit, sale and leaseback arrangements, vendor financing for manufacturers, wholesale and retail financing for dealers/distributors, acquisition of chattel paper and other installment receivables, and acquisition of portfolios originated by others. It has a nationwide network of local offices and business aircraft, intermediary and national accounts financing units. The CIT Group/Industrial Financing is headquartered in Livingston, New Jersey, with sales offices in twenty cities, including Berwyn, Pennsylvania, Tempe, Arizona, Atlanta, Georgia and Irving, Texas, which also serve as regional offices.

     The CIT Group/Sales Financing, working through dealers and manufacturers, provides retail secured financing on a nationwide basis for the purchase of recreational vehicles, recreational boats and manufactured housing. The CIT Group/Sales Financing also purchases portfolios of these assets from banks, savings and loans, investment banks and others and provides servicing for portfolios owned by other financial institutions and securitization trusts. The CIT Group/Sales Financing is headquartered in Livingston, New Jersey with an asset service center in Oklahoma City, Oklahoma, and covers the United States from sales offices in 13 cities (which are in the process of being consolidated into five regional administrative and sales centers located in Atlanta, Boston, Kansas City, Sacramento and Seattle).

     In December 1992, The CIT Group/Consumer Finance, a newly formed strategic business unit, began offering loans secured primarily by a first or second mortgage on residential real estate. The CIT Group/Consumer Finance generates business through direct marketing efforts and, to a lesser extent, through brokers. It also acquires "home equity" portfolios originated by others. In early 1994, The CIT Group/Consumer Finance plans to introduce home equity lines of credit to consumers. This strategic business unit is headquartered in Livingston, New Jersey with 33 sales offices serving 23 states and two offices which offer mortgage loans for resale to third parties. Administrative support is provided by the Sales Financing asset service center located in Oklahoma City, Oklahoma.

Factoring

     The CIT Group/Commercial Services (formerly The CIT Group/Factoring) offers a full range of factoring services providing for the purchase of accounts receivable, including credit protection, bookkeeping, and collection agency activities. Financing is also provided in the form of revolving and term loans, and letter of credit support. The CIT Group/Commercial Services is headquartered in New York City, with sales offices New York, Los Angeles, Charlotte, Atlanta and Hong Kong. Bookkeeping and collection functions are located in a service center in Danville, Virginia.

     On February 28, 1994, the Corporation acquired Barclays Commercial Corporation ("BCC"), a company of The Barclays Group. BCC had total assets of approximately $700.0 million at December 31, 1993 and total factoring volume of approximately $5.00 billion for the year then ended. The business and acquired assets of BCC were transferred to The CIT Group/BCC, Inc., a wholly-owned subsidiary of The CIT Group/Commercial Services, Inc., a wholly-owned subsidiary of the Corporation. BCC is engaged in the same lines of business as The CIT Group/Commercial Services, with BCC adding a significant geographical presence in the Southeastern United States. BCC is headquartered in Charlotte, with five sales offices in Charlotte, New York, Dallas, Louisville and Los Angeles.

Equity Investments

     The CIT Group/Equity Investments provides capital to medium-sized companies and emerging growth companies through the purchase of private issuances of common stock, preferred stock, and subordinated debt. Capital is used by clients to make acquisitions and to finance growth. Business is developed through referrals from the Corporation's other business units and from venture capital and regional investment banking firms. In June 1992, The CIT Group/Venture Capital, a wholly-owned subsidiary of The CIT Group/Equity Investments, received approval from the U.S. Small Business Administration for a license as a small business investment company. The Cit Group/Equity Investments is headquartered in Livingston, New Jersey.

Multi-National Marketing

     Supplementing the Corporation's marketing efforts, the Corporation's Multi-National Marketing Group promotes the services of the Corporation's various business units to the U.S. subsidiaries of foreign corporations in need of asset-based financing. Business is developed through referrals from DKB and through direct calling efforts. The Multi-National Marketing Group is located in the Corporation's offices in New York City.

Regulation

     Both DKB and CBC are bank holding companies within the meaning of the Bank Holding Company Act of 1956 (the "Act"), and each is registered as such with the Federal Reserve Board. As a result, the Corporation is subject to certain provisions of the Act. In general, the Act limits the activities in which a bank holding company and its subsidiaries may engage to those of banking or managing or controlling banks or performing services for their subsidiaries and to continuing activities which the Federal Reserve Board has determined to be "so closely related to banking or managing or controlling banks as to be a proper incident thereto." The Corporation's current principal business activities constitute permissible activities for a subsidiary of a bank holding company.

     The operations of the Corporation and its subsidiaries are subject, in certain instances, to supervision and regulation by governmental authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, regulating customers' insurance coverages, requiring disclosures to customers, governing secured transactions, and setting collection, repossession, and claims handling procedures and other trade practices. In most states the consumer sales finance and loan business and the consumer second mortgage and home equity line of credit businesses are subject to licensing or regulation. In some states the industrial finance business is subject to similar licensing or regulation. The consumer second mortgage, home equity line of credit, sales finance, and loan businesses, including those conducted by the Corporation, are also subject to a number of Federal statutes, including the Federal Consumer Credit Protection Act, which requires, among other things, disclosure of the finance charge in terms of an annual percentage rate, as well as the total dollar cost.

     In the judgment of management, existing statutes and regulations have not had a materially adverse effect on the business conducted by the Corporation and its subsidiaries. However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders, or interpretations, nor their impact upon the future business, earnings, or otherwise, of the Corporation and its subsidiaries.

                        SUMMARY OF FINANCIAL INFORMATION

     The following is a summary of certain financial information of the Corporation and its subsidiaries. The data for the year ended December 31, 1993 were obtained from the unaudited summary financial information contained in the Corporation's Current Report on Form 8-K dated January 14, 1994. The data for the years ended December 31, 1992, 1991, and 1990 were obtained from the Corporation's audited consolidated financial statements contained in the Corporation's 1992 Annual Report on Form 10-K. The data for the year ended December 31, 1989 were obtained from audited consolidated financial statements of the Corporation that are not incorporated by reference in this Prospectus. This summary should be read in conjunction with the financial information of the Corporation included in the reports referred to under "Documents Incorporated By Reference."


                                                                       Year Ended December 31,
                                                      ----------------------------------------------------------
                                                         1993        1992        1991      1990         1989
                                                         ----        ----        ----      ----         ----
                                                      (unaudited)
                                                                       (Dollar Amounts in Thousands)

Interest and fees earned..........................    $1,181,914  $1,174,796  $1,278,617 $1,196,000  $1,135,147
Interest expense..................................       508,006     552,017     709,373    711,645     694,280
                                                      ----------  ----------  ---------- ----------  ----------
  Net interest revenue............................       673,908     622,779     569,244    484,355     440,867
                                                      ----------  ----------  ---------- ----------  ----------
Gains on asset sales..............................        23,945      13,883      25,626     25,675      20,112
Salaries and employee benefits....................       152,139     137,914     127,060    113,612     110,856
Other operating expenses..........................       130,043     123,721     119,273    101,615      90,188
Provision for restructuring costs.................           --          --          --         --       10,600
                                                      ----------  ----------  ---------- ----------  ----------
Operating expenses before
  provision for credit losses ....................       282,182     261,635     246,333    215,227     211,644
                                                      ----------  ----------  ---------- ----------  ----------
Provision for credit losses.......................       104,874     103,175      97,052     98,099      50,457
                                                      ----------  ----------  ---------- ----------  ----------
    Total operating expenses......................       387,056     364,810     343,385    313,326     262,101
                                                      ----------  ----------  ---------- ----------  ----------
Income  before  provision for income taxes,
   extraordinary  item and  cumulative
   effect of a change in accounting
   for income taxes...............................       310,797     271,852     251,485    196,704     198,878
Provision for income taxes........................       128,489     105,311     100,032     76,995      72,722
                                                      ----------  ----------  ---------- ----------  ----------
Income before extraordinary item and cumulative
   effect of a change in accounting for
   income taxes ..................................       182,308     166,541     151,453    119,709     126,156
Extraordinary item--loss on early extinguishment of
   debt, net of income tax benefit................           --       (4,241)     (1,325)    (5,937)        --
Cumulative effect of a change in accounting for income
   taxes..........................................           --          --          --      20,350         --
                                                      ----------  ----------  ---------- ----------  ----------
Net income........................................    $  182,308  $  162,300  $  150,128 $  134,122  $  126,156
                                                      ==========  ==========  ========== ==========  ==========


     The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated.


Ratios of Earnings to Fixed Charges

                                                                       Year Ended December 31,
                                                      -------------------------------------------------------
                                                         1993        1992       1991       1990         1989
                                                         ----        ----       ----       ----         ----
                                                      (unaudited)
Ratio of earnings to fixed charges .................      1.60       1.49       1.35       1.27         1.28


     The ratios of earnings to fixed charges have been computed in accordance with requirements of the Commission's Regulation S-K. Earnings consist of income from continuing operations before income taxes; fixed charges consist of interest on indebtedness and the portion of rentals considered representative of an appropriate interest factor.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities offered hereby will provide additional working funds for the Corporation and its subsidiaries and will be used initially to reduce short-term borrowings (presently represented by commercial paper) incurred primarily for the purpose of originating and purchasing receivables in the ordinary course of business. The amounts which the Corporation itself may use in connection with its business and which the Corporation may furnish to particular subsidiaries are not now determinable. From time to time the Corporation may also use the proceeds to finance the bulk purchase of receivables and/or the acquisition of other finance-related businesses.


                         DESCRIPTION OF DEBT SECURITIES

General

      The Debt Securities will constitute either Superior Indebtedness (as defined below) or Senior Subordinated Indebtedness (as defined below) of the Corporation. Senior Securities may be issued from time to time in one or more separate, unlimited series under one or more separate indentures, each substantially in the form of a global indenture (each such indenture and indentures supplemental thereto are hereinafter referred to as a "Senior Indenture", and collectively, as the "Senior Indentures"), in each case between the Corporation and a banking institution organized under the laws of the United States or one of the states thereof (each such banking institution is hereinafter referred to as a "Senior Trustee", and collectively, as the "Senior Trustees"). The Senior Subordinated Securities may be issued from time to time as either (i) one or more separate, unlimited series of Debt Securities constituting senior subordinated indebtedness under the Indenture, dated as of May 1, 1988, as amended by Indenture Supplement No. 1, dated as of January 15, 1991 (as so amended, the "Senior Subordinated Indenture"), between the
Corporation and The Bank of New York, as trustee (the "Senior Subordinated Trustee"), or (ii) one or more separate, unlimited series of Debt Securities constituting senior subordinated indebtedness under the Senior Subordinated Indenture which is intended to qualify as "Tier II Capital" under the rules and regulations of the Ministry of Finance of Japan and the risk-based capital guidelines of the Federal Reserve Board, if such series have the limited rights of acceleration described under "Description of Debt Securities--Senior Subordinated Securities" and "Description of Debt Securities--Events of Default". The Senior Indentures and the Senior Subordinated Indenture are sometimes herein referred to as the "Indentures", and the Senior Trustees and the Senior Subordinated Trustee are sometimes herein referred to as the "Trustees".

     The statements under this heading are subject to the detailed provisions of each Indenture. A copy of the form of global Senior Indenture and a copy of the Senior Subordinated Indenture are filed as exhibits to this Registration Statement. Wherever particular provisions of an Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

     The Debt Securities to be issued pursuant to this Prospectus, comprised of the Senior Securities and the Senior Subordinated Securities, are limited to an aggregate initial offering price of $5,961,000,000 (or (i) if the principal of the Debt Securities is denominated in a foreign currency, the equivalent thereof at the time of offering, or (ii) if the Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $5,961,000,000). The Senior Subordinated Securities to be offered pursuant to this Prospectus are limited to an aggregate initial offering price of $5,864,000,000 (or (a) if the principal of the Debt Securities is denominated in a foreign currency, the equivalent thereof at the time of the offering, or (b) if the Debt Securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $5,864,000,000). The Senior Indentures do not limit the amount of Debt Securities or other unsecured Superior Indebtedness which may be issued thereunder or limit the amount of subordinated debt, secured or unsecured, which may be issued by the Corporation. Except as described herein under "Description of Debt Securities--Certain Restrictive Provisions", the Senior Subordinated Indenture does not limit the amount of Debt Securities or other unsecured Senior Subordinated Indebtedness which may be issued thereunder or limit the amount of Junior Subordinated Indebtedness, secured or unsecured, which may be issued by the Corporation. Certain other agreements by which the Corporation is bound relating to outstanding debt limit the amount of Senior Subordinated Indebtedness the Corporation may issue. At December 31, 1993, under the most restrictive of such provisions in any such agreement, the Corporation could issue up to approximately $1.69 billion of Senior Subordinated Indebtedness, of which approximately $200.0 million was issued and outstanding as of December 31, 1993. The Debt Securities will be issued in fully registered form and, with regard to each issue of Offered Debt Securities in respect of which this Prospectus is being delivered, in the manner and in the denominations set forth in the accompanying Prospectus Supplement.

     The Debt Securities may be issued in one or more series of Senior Securities and/or one or more separate series of Senior Subordinated Securities, in each case with the same or various maturities at par or at a discount. Offered Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities") will be sold at a discount (which may be substantial) below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

     Reference is made to the Prospectus Supplement for the following terms of the Offered Debt Securities: (i) the designation, aggregate principal amount, and authorized denominations of the Offered Debt Securities; (ii) the percentage of their principal amount at which such Offered Debt Securities will be issued;
(iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates (which may be fixed or variable) per annum, if any, at which the Offered Debt Securities will bear interest, or the method of determining such rate or rates, or the original issue discount, if applicable; (v) the times at which any such interest will be payable and the date from which any such interest shall accrue; (vi) provisions for a sinking, purchase, or other analogous fund, if any; (vii) any redemption terms; (viii) the designation of the office or agency of the Corporation in the Borough of Manhattan, The City of New York, where the Offered Debt Securities may be presented for payment and may be transferred or exchanged by the registered holders thereof or by their attorneys duly authorized in writing; (ix) if other than U.S. dollars, the currency (including composite currencies) in which the principal of, premium, if any, and/or interest on the Offered Debt Securities will be payable; (x) any currency (including composite currencies) other than the stated currency of the Offered Debt Securities in which the principal of, premium, if any, and/or interest on the Offered Debt Securities may, at the election of the Corporation or the holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made; (xi) if the amount of payments of principal of, premium, if any, and/or interest on the Offered Debt Securities may be determined with reference to an index, the manner in which such amounts will be determined; (xii) whether the Offered Debt Securities are Senior Securities or Senior Subordinated Securities, or include both; and (xiii) other specific terms.

     Principal, premium, if any, and interest, if any, less applicable withholding taxes, if any, will be payable at the office or agency of the Corporation maintained for such purpose in the Borough of Manhattan, The City of New York, provided that payment of interest, if any, less applicable withholding taxes, if any, may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears on the register of the Corporation. (Section 2.04.)

     The Indentures provide that the Debt Securities will be transferable by the registered holders thereof, or by their attorneys duly authorized in writing, at the office or agency of the Corporation maintained for such purpose in such cities as will be designated in the Prospectus Supplement, in the manner and subject to the limitations provided in the Indentures, and upon surrender of the Debt Securities. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 2.06.)

     "Indebtedness", when used in the definition of the terms "Superior Indebtedness", "Senior Subordinated Indebtedness", and "Junior Subordinated Indebtedness", means all obligations which in accordance with generally accepted accounting principles should be classified as liabilities upon a balance sheet and in any event includes all debt and other similar monetary obligations, whether direct or guaranteed.

     "Superior Indebtedness" means all Indebtedness of the Corporation that is not by its terms subordinate or junior to any other indebtedness of the Corporation. As discussed below, the Senior Securities constitute Superior Indebtedness.

     "Senior Subordinated Indebtedness" means all Indebtedness of the Corporation that is subordinate only to Superior Indebtedness. As discussed below, the Senior Subordinated Securities constitute Senior Subordinated Indebtedness.

     "Junior   Subordinated   Indebtedness"   means  all   Indebtedness  of  the
Corporation that is subordinate to both Superior Indebtedness and Senior Subordinated Indebtedness.

Senior Securities

     The Senior Securities will be direct, unsecured obligations of the Corporation, and will constitute Superior Indebtedness issued on a parity with the other Superior Indebtedness of the Corporation. At December 31, 1993, approximately $10.6 billion of outstanding Superior Indebtedness was reflected in the Corporation's consolidated unaudited balance sheet. The Senior Securities will be senior to all Senior Subordinated Indebtedness, including the Senior Subordinated Securities, which at December 31, 1993 totaled $200.0 million outstanding, and Junior Subordinated Indebtedness, none of which was outstanding at December 31, 1993. The subordination provisions applicable to the Senior Subordinated Securities are discussed below under "Description of Debt Securities--Senior Subordinated Securities".

Senior Subordinated Securities

     The Senior Subordinated Securities will be direct, unsecured obligations of the Corporation subordinated as to principal, premium, if any, and interest to the prior payment in full of all Superior Indebtedness of the Corporation, including the Senior Securities. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, or similar proceedings or proceedings for voluntary liquidation, dissolution, or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, the holders of Superior Indebtedness will first be paid in full before any payment on account of principal, premium, if any, or interest is made on the Senior Subordinated
Securities. An event of default under and/or acceleration of Superior Indebtedness does not in itself result in the suspension of payments on Senior Subordinated Securities. However, in the event the Senior Subordinated Securities are declared due and payable before their expressed maturity because of the occurrence of one of the events of default specified in the Senior Subordinated Indenture, holders of the Senior Subordinated Securities will be entitled to payment only after payment in full of Superior Indebtedness or provision for such payment is made.

     By reason of the foregoing subordination, in the event of insolvency, holders of Superior Indebtedness may recover more, ratably, than the holders of the Senior Subordinated Securities. The Senior Subordinated Securities are intended to rank in all respects on a parity with all other Senior Subordinated Indebtedness, including the Corporation's outstanding Senior Subordinated
Securities, and superior in right of payment to all Junior Subordinated Indebtedness and all outstanding capital stock.

     Senior Subordinated Securities of certain series may meet the requirements necessary for such series to be considered "Tier II Capital" under the rules and regulations of the Ministry of Finance of Japan and the risk-based capital guidelines of the Federal Reserve Board. If it is intended that any series be considered Tier II Capital, such series of the Senior Subordinated Securities may provide that the maturity date of any such series so designated by the Corporation in a supplement hereto will be subject to acceleration only in the event of certain circumstances related to the insolvency of the Corporation.

Certain Restrictive Provisions

     Except as set forth in the next sentence, no Indenture limits the amount of other securities which may be issued by the Corporation or its subsidiaries, but each contains a covenant that neither the Corporation nor any subsidiary will create or incur any mortgage, pledge, or other lien on any of its properties, except intercompany pledges from a subsidiary to the Corporation or to another wholly-owned subsidiary of the Corporation; purchase money liens or liens existing on properties hereafter acquired; liens on properties of subsidiaries existing at the time of acquisition of the subsidiary; liens created in the ordinary course of business by subsidiaries for money borrowed, if such subsidiaries prior to becoming such had borrowed on a secured basis; liens created in the ordinary course of business by subsidiaries operating outside the territorial limits of the United States, if in the countries in which such liens are created it is necessary or appropriate to borrow on a secured basis or to deposit collateral to secure all or any of its obligations; renewals or refundings of any of the foregoing; incidental liens that do not secure liabilities incurred in connection with the borrowing of money; sales of securitized assets or property of the Corporation or its subsidiaries and certain other minor exceptions. (Section 6.04.) In addition, the Senior Subordinated Indenture provides that the Corporation will not permit (i) the aggregate amount of Senior Subordinated Indebtedness outstanding at any time to exceed 100% of the aggregate amount of the par value of the capital stock plus the surplus (including retained earnings) of the Corporation and its consolidated subsidiaries or (ii) the aggregate amount of Senior Subordinated Indebtedness and Junior Subordinated Indebtedness outstanding at any time to exceed 150% of the aggregate amount of the par value of the capital stock plus the surplus (including retained earnings) of the Corporation and its consolidated subsidiaries. (Senior Subordinated Indenture Section 6.05.) Under the more restrictive of such tests in the Senior Subordinated Indenture, as of December 31, 1993, the Corporation could issue up to approximately $1.49 billion of additional Senior Subordinated Indebtedness. For information as to restrictions in other agreements on the Corporation's ability to issue Senior Subordinated Indebtedness, see "Description of Debt Securities--General" above.

     The holders of at least a majority in principal amount of the outstanding Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Corporation with the foregoing restrictions. (Senior Indentures Section 6.06, Senior Subordinated Indenture Section 6.07.)

     Each Indenture provides that, subject to the restrictions described in the first sentence of the first paragraph under this caption, nothing contained in such Indenture will prevent the consolidation or merger of the Corporation with or into any other corporation, or the merger into the Corporation of any other corporation, or the sale by the Corporation of its property and assets as, or substantially as, an entirety, or otherwise. Notwithstanding the foregoing: (i) in the event of any such consolidation or merger in which the Corporation is not the surviving corporation, the surviving corporation must succeed to and be substituted for the Corporation and must expressly assume by an indenture executed and delivered to the applicable Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Debt Securities then outstanding and the performance and observance of every covenant and condition of such Indenture which is required to be performed or observed by the Corporation, and (ii) as a condition to any sale of the property and assets of the Corporation as, or substantially as, an entirety, the corporation to which such property and assets will be sold must (a) expressly assume, as part of the purchase price thereof, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Debt Securities and the performance and observance of every covenant and condition of such Indenture which is required to be performed or observed by the Corporation, and (b) simultaneously with the delivery to it of the conveyances or instruments of transfer of such property and assets, execute and deliver to the applicable Trustee a proper indenture in form satisfactory to such Trustee, pursuant to which such purchasing corporation will assume the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Debt Securities then outstanding and the performance and observance of every covenant and condition of such Indenture which is required to be performed or observed by the Corporation, to the same extent that the Corporation is bound and liable. (Senior Indenture Section 15.01, Senior Subordinated Indenture Section 16.01.) Compliance by the Corporation with the foregoing restrictions may be waived by or on behalf of the holders of the outstanding Debt Securities. For information as to the modification of each Indenture, see "Description of Debt Securities--Modification of Indenture" below.

     Other than the foregoing restrictions, no Indenture contains covenants of the Corporation or provisions which afford additional protection to holders of outstanding Debt Securities in the event of a highly leveraged transaction involving the Corporation.

Modification of Indenture

     Each Indenture contains provisions permitting the Corporation and the Trustee thereunder to add any provisions to or change in any manner or eliminate any of the provisions of such Indenture or any indenture supplemental thereto or to modify in any manner the rights of the holders of any series of Debt Securities with the consent of the holders of not less than 66 2/3% in aggregate principal amount of such series of Debt Securities at the time outstanding, except that no such amendment or modification may (i) extend the fixed maturity of any Debt Security, reduce the rate or extend the time of payment of interest thereon, reduce the amount of the principal thereof, or premium, if any, payable with respect thereto, or reduce the amount of an Original Issue Discount

Security payable upon the acceleration of the stated maturity thereof, without the consent of the holder of such Debt Security, or (ii) reduce the aforesaid percentage of any series of Debt Securities, the holders of which are required to consent to any such amendment or modification, without the consent of the holders of all the Debt Securities of such series then outstanding. (Section 14.02.)


Outstanding Debt Securities

     In determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent, or waiver under any Indenture, (i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof upon an event of default and (ii) the principal amount of a Debt Security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount.
(Section 1.02.)

Events of Default

     Each Indenture defines an "event of default" with respect to any series of Debt Securities as being any one of the following events and such other events as may be established for the Debt Securities of a particular series: (i) default for thirty days in any payment of interest on such series; (ii) default in any payment of principal of, and premium, if any, on such series when due;
(iii) default in the payment of any sinking fund installment of such series when due; (iv) default for thirty days after appropriate notice in performance of any other covenant in such Indenture (other than a covenant included in the Indenture solely for the benefit of another series of Debt Securities); (v) certain events in bankruptcy, insolvency, or reorganization; or (vi) default in the payment of any installment of interest on any evidence of indebtedness of, or assumed or guaranteed by, the Corporation (other than indebtedness subordinated to such series), or in the payment of any principal of any such evidence of indebtedness, and with respect to which any period of grace shall have expired, after appropriate notice. (Section 7.01.) Each Indenture provides that the Trustee may withhold notice of any default (except in the payment of principal of, premium, if any, or interest, if any, on any series of Debt Securities) if it considers such withholding in the interests of the holders of such series of Debt Securities issued thereunder. (Section 11.03.)

     Except as set forth below, each Indenture provides that the Trustee thereunder or the holders of not less than 25% in principal amount of any series of Debt Securities then outstanding may declare the principal of all Debt Securities of such series to be due and payable on an event of default. (Section 7.02.) Notwithstanding the foregoing, any series of Senior Subordinated Securities which will be considered "Tier II" may provide that the Senior Subordinated Trustee or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Securities of that series which are then outstanding may declare the principal of all Senior Subordinated Securities of that series to be due and payable immediately only if an event of default pursuant to (v) above shall have occurred and be continuing. Any such series will be designated by the Corporation in a supplement hereto.

     Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an event of default and the continuation thereof.

     Within 120 days after the close of each fiscal year, the Corporation must file with each Trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default, the nature thereof and what action, if any, has been taken to cure such default. (Senior Indentures Section 6.05, Senior Subordinated Indenture Section 6.06.)

     Subject to provisions relating to its duties in case of default, no Trustee is under any obligation to exercise any of its rights or powers thereunder at the request, order, or direction of any holders of any series of Debt Securities, unless such holders shall have offered to such Trustee reasonable indemnity. (Section 11.01.) Subject to such provisions for indemnification, the holders of a majority in principal amount of any series of Debt Securities outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee thereunder, or of exercising any trust or power conferred upon such Trustee. (Section 7.08.)

Defeasance of the Indenture and Debt Securities

     The Corporation at any time may satisfy its obligations with respect to payments of principal of, premium, if any, and interest, if any, on the Debt Securities of any series by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations (as defined in the Indenture) or a combination thereof sufficient to make such payments when due. If such deposit is sufficient, as verified by a written report of a nationally recognized, independent public accounting firm, to make all payments of (i) interest, if any, on the Debt Securities of such series prior to and on their redemption or maturity, as the case may be, and (ii) principal of, and premium, if any, on the Debt Securities of such series when due upon redemption or at the designated maturity date, as the case may be, then all the obligations of the Corporation with respect to the Debt Securities of such series and the Indenture insofar as it relates to the Debt Securities of such series will be satisfied and discharged (except as otherwise provided in the Indenture). In the event of any such defeasance, holders of the Debt Securities of such series would be able to look only to such trust fund for payment of principal of, premium, if any, and interest, if any, on the Debt Securities of such series until the designated maturity date or redemption. (Sections 12.01, 12.02 and 12.03)

     Such a trust may only be established if, among other things, (i) the Corporation has obtained an opinion of legal counsel (which may be based on a ruling from, or published by, the Internal Revenue Service) to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (ii) at that time, with respect to any series of Debt Securities then listed on The New York Stock Exchange, the rules of The New York Stock Exchange do not prohibit such deposit with the Trustee.

Information Concerning the Trustees

     The Corporation from time to time may borrow from each of the Trustees, and the Corporation and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with some of the Trustees. The Senior Subordinated Trustee also acts as trustee under several of the Corporation's other indentures, including as a Senior Trustee under a Senior Indenture.


                              PLAN OF DISTRIBUTION

     The Corporation may sell the Debt Securities being offered hereby (i) directly to purchasers, (ii) through agents, (iii) to dealers, or (iv) through an underwriter or a group of underwriters.

     Offers to purchase Offered Debt Securities may be solicited directly by the Corporation or by agents designated by the Corporation from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be entitled under agreements which may be entered into with the Corporation to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     If a dealer is utilized in the sale of the Offered Debt Securities in respect of which this Prospectus is delivered, the Corporation will sell such Offered Debt Securities to the dealer, as principal. The dealer may then resell such Offered Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled under agreements which may be entered into with the Corporation to indemnification by the Corporation against certain civil liabilities, including liabilities under the Securities Act.

     If an underwriter or underwriters are utilized in the sale, the Corporation may enter into an arrangement with such underwriters at the time of sale to them providing for their indemnification against certain liabilities, including liabilities under the Securities Act. The names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement which is intended for use by the underwriters to make resales of the Offered Debt Securities in respect of which this Prospectus is delivered to the public.

     If an affiliate or subsidiary of the Corporation participates in the offer and sale of the Debt Securities, such participation will comply with the requirements of Schedule E of the By-Laws of the National Association of Securities Dealers, Inc. regarding the underwriting of securities of an affiliate.

     The underwriters, dealers, and agents may be deemed to be underwriters and any discounts, commissions, or concessions received by them from the Corporation or any profit on the resale of Offered Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from the Corporation will be described in the Prospectus Supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.

     If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters and agents to solicit offers by certain institutions to purchase Offered Debt Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Corporation otherwise agrees the aggregate principal amount of Offered Debt Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of the Corporation. Contracts will not be subject to any conditions except that the purchase by an institution of the Offered Debt
Securities covered by its Contract must not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be granted to underwriters and agents soliciting purchases of Offered Debt Securities pursuant to Contracts accepted by the Corporation. Underwriters and agents will have no responsibility in respect of the delivery or performance of Contracts.

     The place and time of delivery for the Offered Debt Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                    EXPERTS

     The financial statements and schedule listed under the heading "Exhibits, Financial Statement Schedule and Reports on Form 8-K" in the Corporation's 1992 Annual Report on Form 10-K incorporated by reference herein have been incorporated by reference herein in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The legality of the Debt Securities to which this Prospectus relates has been passed upon for the Corporation by Schulte Roth & Zabel, 900 Third Avenue, New York, New York 10022. Paul N. Roth, a director of the Corporation, is a partner of Schulte Roth & Zabel.

                                    Part II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the registration fee.

Registration fee ...........................................          $1,379,310
Fees and expenses of accountants ...........................              60,000
Fees and expenses of counsel ...............................             300,000
Fees and expenses of Trustees
   and paying and authenticating agents ....................             150,000
Printing and engraving expenses ............................             100,000
Rating Agencies ............................................             400,000
Blue Sky fees and expenses .................................              15,000
Miscellaneous ..............................................               7,500
                                                                      ----------
          Total ............................................          $2,411,810
                                                                      ==========


Item 15.  Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     Article X of the By-laws of the Registrant provides, in effect, that, in addition to any rights afforded to an officer, director or employee of the Registrant by contract or operation of law, the Registrant may indemnify any person who is or was a director, officer, employee, or agent of the Registrant, or of any other corporation which he served at the request of the Registrant, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of the Registrant or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of the Registrant or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of the Registrant or such other corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article X further provides that any person who is or was a director, officer, employee, or agent of the Corporation or any direct or indirect wholly-owned subsidiary of the Registrant shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

     In addition, the Registrant maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $65,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

Item 16.  Exhibits.

  d1.1   --Form of Underwriting Agreement.

  g1.2   --Form of Selling Agency Agreement.

  a4.1a  --Proposed form of Debt Securities (Note).

  a4.1b  --Proposed form of Debt Securities (Debenture).

  a4.1c  --Proposed form of Debt Securities (Deep Discount Debenture).

  a4.1d  --Proposed form of Debt Securities (Zero Coupon Debenture).

  a4.1e  --Proposed form of Debt Securities (Extendible Note).

  c4.1f  --Proposed form of Debt Securities (Floating Rate Renewable Note).

  c4.1g  --Proposed form of Debt Securities (Floating Rate Note).

  f4.1h  --Proposed  form of Debt  Securities  (Medium-Term  Senior  Fixed  Rate
           Note).

  f4.1i  --Proposed  form of Debt Securities  (Medium-Term  Senior Floating Rate
           Note).

  f4.1j  --Proposed form of Debt  Securities  (Medium-Term  Senior  Subordinated
           Fixed Rate Note).

  f4.1k  --Proposed form of Debt  Securities  (Medium-Term  Senior  Subordinated
           Floating Rate Note).

  h4.2a  --Form of Global  Indenture  between  the  Registrant  and each  Senior
           Trustee.

  b4.2b  --Indenture  dated as of May 1, 1988,  between the  Registrant  and The
           Bank of New York, as Trustee.

  e4.2c  --Indenture  Supplement No. 1 dated as of January 15, 1991, between the
           Registrant and The Bank of New York, as Trustee.

  h5     --Opinion  of Schulte  Roth & Zabel in respect of the  legality  of the
           Debt Securities registered hereunder, containing the consent of such counsel.

  h12    --Computation of Ratios of Earnings to Fixed Charges.

  h24.1  --Consent of KPMG Peat Marwick.

  h24.2 --Consent of Counsel. The consent of Schulte Roth & Zabel is included in its opinion filed herewith as Exhibit 5 to this Registration Statement.

  h25.1  --Powers of Attorney.

  h25.2  --Board Resolutions.

  h26.1  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of Continental Bank, National Association.

  h26.2  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of The Bank of New York.

  h26.3  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of The Chase Manhattan Bank (National Association).

  h26.4  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of The First National Bank of Chicago.

  h26.5  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of Harris Trust and Savings Bank.

  h26.6  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of BankAmerica National Trust Company.

  h26.7  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of The First National Bank of Boston.

  h26.8  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of PNC Bank, National Association.

  h26.9  --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of Citibank, N.A.

  h26.10 --Form T-1 Statement of  Eligibility  under the Trust  Indenture Act of
           1939 of Society National Bank.

- -----------------
a Incorporated by reference to Registration Statement No. 2-93960 on Form S-3 filed October 25, 1984.

b Incorporated by reference to Registration Statement No. 33-21954 on Form S-3 filed May 18, 1988.

c Incorporated by reference to Registration Statement No. 33-30047 on Form S-3 filed July 24, 1989.

d Incorporated by reference to Registration Statement No. 33-37189 on Form S-3 filed October 5, 1990.

e Incorporated by reference to Registration Statement No. 33-48658 on Form S-3 filed June 22, 1992.

f Incorporated by reference to the Registrant's Current Report on Form 8-K dated July 21, 1992.

g Incorporated by reference to Registration Statement No. 33-58418 on Form S-3 filed February 16, 1993.

h  Filed herewith.

Item 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at the time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 15th day of March, 1994.

                        THE CIT GROUP HOLDINGS, INC.

                         By              WILLIAM BARONOFF
                             -----------------------------------------
                                         William Baronoff
                           Executive Vice President and Special Counsel


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


          Signature and Title                                         Date
          -------------------                                         ----

           ALBERT R. GAMPER, JR.*
- --------------------------------------------
           Albert R. Gamper, Jr.
President, Chief Executive Officer, and Director
        (principal executive officer)

              HISAO KOBAYASHI*
- --------------------------------------------
              Hisao Kobayashi
                  Director

               MICHIO MURATA*
- --------------------------------------------
               Michio Murata
                  Director

            JOSEPH A. POLLICINO*
- --------------------------------------------
            Joseph A. Pollicino
                  Director

                PAUL N. ROTH*
- --------------------------------------------
                Paul N. Roth
                  Director

                                            *By WILLIAM BARONOFF
                                               -----------------  March 15, 1994
                                                William Baronoff
                                                Attorney-in-fact

               TOMOAKI TANAKA*
- --------------------------------------------
               Tomoaki Tanaka
                  Director

               PETER J. TOBIN*
- --------------------------------------------
               Peter J. Tobin
                  Director

               TOSHIJI TOKIWA*
- --------------------------------------------
               Toshiji Tokiwa
                  Director

                KEIJI TORII*
- --------------------------------------------
                Keiji Torii
                  Director

             WILLIAM H. TURNER*
- --------------------------------------------
             William H. Turner
                  Director

              JOSEPH J. CARROLL
- --------------------------------------------
              Joseph J. Carroll
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)


                                                                  March 15, 1994


     Original powers of attorney authorizing Albert R. Gamper, Jr., William Baronoff, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Corporation and available for examination pursuant to Item 302(b) of Registration S-T.